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                                                                  EXHIBIT 10.15

                                 PROMISSORY NOTE


$__________                                                   November ___, 1996


         FOR VALUE RECEIVED, the undersigned (the "Maker") promises to pay to the order of ____________________________________ (the "Holder"), the sum of
______________ Dollars ($______) together with interest thereon computed at the rate of 8% per annum. Principal and interest shall be due and payable upon the earlier of (1) the closing of the initial public offering of The O'Gara Company, an Ohio corporation, or (ii) November ___, 1997. If The O'Gara Company fails to close an initial public offering by the due date of this Note, Maker may, by notice to the Holder, elect to extend this Note for an additional one-year period by paying the Holder one-third of the principal ($______) plus accrued interest. In such event, one year from the date of this Note, the interest rate on the remaining balance shall be increased to 12% per annum. Thereafter, the Maker shall pay the Holder one-half of the remaining balance ($______) together with accrued interest on May ___, 1997 (six months after the original due date) and the remaining balance ($______) plus accrued interest shall be due on November ___, 1998 (an additional six months thereafter).

         Payments shall be made in lawful money of the United States at ___________________________________________________, or at such other place as may be designated in writing by the Holder.

         This Note shall be considered in default at the option of the Holder when payment required to be made hereunder shall not have been made within 10 days of any payment due date. This Note shall remain in default until said payment shall have been made. In the event of default, the entire principal balance shall at once become due and payable without notice at the option of the Holder hereof. While in default, this Note shall bear interest at the rate of 18% per annum or such maximum rate of interest at the rate of 18% per annum or such maximum rate of interest allowable under the laws of the State of Ohio.

         Holder expressly waives presentment for payment, protest, notice of protest and dishonor as prerequisites to the enforcement hereof.




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         This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Ohio.

                                             O'GARA-HESS & EISENHARDT
                                             ARMORING COMPANY



                                             By:__________________________





                                PROTECTIVE LEGEND

This Note has not been registered under the federal or any state securities laws and may not be sold, transferred or hypothecated in the absence of any effective registration statement under such laws as may be applicable or, an opinion of counsel to the Maker than an exemption from such applicable laws exists.